SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2011
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company announced today that Charles (Chip) V. Bergh will be appointed as the Company’s President and Chief Executive Officer effective September 1, 2011. Mr. Bergh will also join the Company’s Board of Directors. The Company also announced today that R. John Anderson will cease to be President and Chief Executive Officer, and a member of the Board of Directors, effective September 1, 2011. A copy of the press release announcing this leadership change is attached as Exhibit 99.1 hereto.
Mr. Bergh most recently served as Group President, Global Grooming, for The Procter & Gamble Company (P&G). He held a progression of leadership roles with P&G since joining the company in 1983.
Mr. Bergh entered into an employment agreement with the Company (the “Employment Agreement”), attached hereto as Exhibit 10.1. The summary of the employment agreement provided herein is qualified by reference to the Employment Agreement.
Mr. Bergh will receive an annual base salary of $1,200,000. He is eligible to participate in the Company’s Annual Incentive Program (“AIP”) at a target participation rate of 135% of his base salary. For the 2011 fiscal year, he is entitled to an AIP bonus payment of not less than 100%, prorated for the period of his employment during the fiscal year. He will also receive a one-time employment bonus of $1,850,000 which is subject to repayment if his employment with the Company does not exceed twelve months under certain conditions.
He will also participate in the Company’s 2006 Equity Incentive Plan and will receive an initial grant of Stock Appreciation Rights (“SARs”) having a grant date value of not less than $4,900,000 (the “2011 SAR”). In fiscal 2012 and 2013, he will be eligible to receive SAR awards with an aggregate grant date value of not less than the median aggregate grant date value of annual long-term incentive awards made to the Chief Executive Officers of the Company’s peer group of companies.
Subject to the accelerated vesting provisions set forth in the Employment Agreement, the 2011 SAR award and any annual long-term incentive award granted in 2012 shall vest as to 25% of the shares subject to the award on the first anniversary of the vesting commencement date, and as to 1/48th of the shares subject to the award monthly thereafter, subject to Mr. Bergh continuing to provide services to the Company through the relevant vesting dates. Upon exercise of the SAR, the Company will deliver to Mr. Bergh shares with a value equal to the product of the excess of the per share fair market value of the Company’s common stock on the exercise date over the exercise price, multiplied by the number of shares of common stock with respect to which the SAR is exercised. The Company will not receive any proceeds either from the issuance of the SAR or upon its exercise.
Mr. Bergh will receive standard healthcare, life insurance and long-term savings program benefits, as well as relocation program benefits. He will also receive benefits under the Company’s various executive perquisite programs consistent with that provided to his predecessor.
If Mr. Bergh is terminated from employment either by the Company or constructively within four years of his effective date of employment or in connection with a change in control of the Company under certain circumstances, he will be entitled to receive, among other standard benefits, (1) an aggregate amount equal to two times the sum of his then-effective base salary plus his then-effective target AIP amount, (2) a pro-rated AIP award in respect of the performance period at the time, and (3) company-paid continuation coverage for certain benefits for 18 months. In addition, upon his termination from the Company at any time under certain circumstances, the unvested portion of his SAR awards that would have vested during the twenty-four (24) months following the date of such termination will immediately vest, and all vested SAR awards shall be exercisable for eighteen (18) months following such termination. Upon his termination in connection with a change in control of the Company under certain circumstances, 100% of his SAR awards will immediately vest, and all vested SAR awards shall be exercisable for eighteen (18)

months following such event. If he resigns from the Company after the fifth anniversary of his effective date of employment, 100% of his SAR awards that have remained outstanding for at least 12 months will immediately vest, and all vested SAR awards shall be exercisable for eighteen (18) months following such resignation.
Mr. Bergh’s rights to any severance or vesting acceleration is subject to his execution of an effective release of claims in favor of the Company and compliance with certain restrictive covenants.
Mr. Bergh’s employment is at-will and may be terminated by the Company or by him at any time.
There is no understanding or arrangement between Mr. Bergh and any other person or persons with respect to his employment as President and Chief Executive Officer and there are no family relationships between him and any director or other executive officer or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant in which Mr. Bergh or any member of his immediate family had, or will have, a direct or indirect material interest.
Mr. Anderson entered into a Transition Services, Separation Agreement and Release of All Claims with the Company, attached hereto as Exhibit 10.2, that serves two purposes. First, the agreement establishes the terms and conditions of Mr. Anderson’s remaining service to the Company. Under the agreement, Mr. Anderson has agreed to remain as the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors until September 1, 2011. Thereafter, Mr. Anderson has agreed to continue as a non-executive employee of the Company through the end of fiscal year 2011, during which period he will provide transition services to the Company and continue to receive his base salary until the end of fiscal year 2011. Second, the agreement establishes the terms and conditions of the separation benefits being provided to Mr. Anderson in consideration for his transition services to the Company, his continued cooperation in the process of transitioning his position to Mr. Bergh as the new Chief Executive Officer of the Company, his post-termination covenants, and his execution of general releases of claims in favor of the Company. This agreement provides the sole source of Mr. Anderson’s separation benefits and supersedes any other potential separation benefits from the Company, including, but not limited to, any rights under the Company’s Executive Severance Plan, dated January 16, 2008.
The following summary of Mr. Anderson’s separation package is qualified in its entirety by reference to the agreement. In connection with his termination of employment and in exchange for certain releases of claims and compliance with certain restrictive covenants, Mr. Anderson is eligible to receive the following separation benefits: (1) aggregate cash severance in an amount equal to $7,068,408, of which $2,524,995 will be payable as a single cash lump sum in January 2012 and the remaining $4,543,413 will generally be payable in installments over seventy-eight (78) weeks provided that he complies with his post-termination covenants (2) payment by the Company, for a period of up to eighteen (18) months, of the premiums for both (i) his basic life insurance and (ii) the portion of his medical continuation coverage that the Company would pay for an active employee; (3) full vesting on all of his outstanding unvested SARs granted to him by the Company prior to calendar year 2011; (4) vesting as to 25% of the SARs granted to him in calendar year 2011; (5) reimbursement of the cost of his reasonable attorneys’ fees, up to a maximum of $30,000, incurred in connection with the negotiation of the agreement; and (6) payment, at the time annual bonuses are generally paid to active participants, of a single cash lump sum equal to $1,721,250, which represents payment of his full bonus at target under the Company’s Annual Incentive Plan for fiscal year 2011. In addition, the Company will pay to Mr. Anderson the vested amounts under his qualified and nonqualified retirement plans in accordance with the terms and conditions of the applicable plans and his elections thereunder.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between the Company and Charles V. Bergh, dated June 9, 2011

10.2	Transition Services, Separation Agreement and Release of All Claims between John Anderson and the Company, dated June 16, 2011

99.1	Press release, dated June 16, 2011, announcing the change in the Company’s President and Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 16, 2011	LEVI STRAUSS & CO.
	By:	/s/ Blake Jorgensen
		Name:	Blake Jorgensen
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between the Company and Charles V. Bergh, dated June 9, 2011

10.2	Transition Services, Separation Agreement and Release of All Claims between John Anderson and the Company, dated June 16, 2011

99.1	Press release, dated June 16, 2011, announcing the change in the Company’s President and Chief Executive Officer.